SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  SCHEDULE 14A

                           SCHEDULE 14A INFORMATION
 Proxy statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant    /X/
Filed by a Party other than the Registrant    / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           AEL INDUSTRIES, INC.
               (Name of Registrant as Specified In Its Charter)

                                 John R. Cox
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
     6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     1)  Title of each class of securities to which transaction applies:



     2)  Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1



     4)  Proposed maximum aggregate value of transaction:



1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:



     2)  Form, Schedule or Registration Statement No.:



     3)  Filing Party:



     4)  Date Filed:

                              AEL INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 July 14, 1994



To Our Shareholders:

     The annual meeting of shareholders of AEL Industries, Inc. will be held at the offices of the Corporation, 305 Richardson Road, Lansdale, Pennsylvania, on Thursday, July 14, 1994 at 11:00 A.M., for the following purposes:

     1. To elect a Board of Directors consisting of seven persons, to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed May 2, 1994 as the record date for the determination of shareholders entitled to vote at the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     By order of the Board of Directors.



                                                  John R. Cox
                                                  Secretary

May 18, 1994

                             AEL INDUSTRIES, INC.


                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of AEL Industries, Inc. (the "Company"), whose mailing address is 305 Richardson Road, Lansdale, Pennsylvania 19446-1429, and is approved by its Board of Directors for use at the Annual Meeting of Shareholders to be held on July 14, 1994 and at any adjournment thereof. The approximate date on which this Proxy Statement and the form of proxy will first be sent or given to shareholders is May 18, 1994. Sending in a signed proxy will not affect the shareholder's right to attend the meeting and vote in person since the proxy is revocable.

     Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted in accordance with the instructions thereon. The persons named in the enclosed proxy will vote for the election of the seven nominees hereinafter named unless the authority to vote for such directors is withheld. Any shareholder giving a proxy may revoke it by giving written notice to the Secretary of the Company at any time before the proxy is exercised.

     Some of the officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, telegraph or facsimile, if deemed necessary. The costs of solicitations will be paid by the Company. The Company is required to pay the reasonable expenses incurred by holders of record of the Company's common stock who are brokers, dealers, banks, voting trustees, associations, or other fiduciaries, or their nominees, for mailing proxy materials and annual shareholders' reports to any beneficial owners of the common stock they hold of record, upon request of such holders of record.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters of which the Company does not know a reasonable time before the proxy solicitation; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at that meeting; (iii) the election of any person to any office for which a bona fide nominee named herein is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The Company had 3,336,292 shares of Class A common stock and 434,717 shares of Class B common stock outstanding at the close of business on May 2, 1994, the record date for determining the shareholders entitled to notice of and to vote at the meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Abstentions are included in determining the number of votes present or represented at the meeting. Each share of Class B common stock entitles the holder to one vote on all matters which may be brought before the meeting. The election of each nominee for Director requires the affirmative vote of a plurality of the shares of Class B common stock cast in the election of Directors. Votes that are withheld and shares held of record by a broker or its nominee that are not voted in the election will not be included in determining the number of votes cast. Pursuant to the Company's Articles of Incorporation, Class A shares have no voting rights except as to those matters directly affecting the rights and privileges of the Class A shares and except as otherwise required by law.

     Holders of Class A common stock are not entitled to vote on any matter which, to the knowledge of the Company, will be brought before the meeting. Proxies are being solicited from the holders of Class A common stock on the Company's behalf to obtain an expression of confidence in management, to permit a quorum of Class A shareholders to appear and to record their votes on the matters presented at the annual meeting of shareholders, and to allow the persons named in the enclosed proxy to have discretionary authority to vote on any matter which may come before the meeting on which holders of Class A common stock are entitled to vote. If a quorum of Class A shareholders is not obtained by the scheduled time of the annual shareholders' meeting, the meeting will nevertheless proceed as an annual meeting of Class B shareholders, at which holders of Class A shares are welcome to be present but are not entitled to vote.

     The Company is not aware of any matters (other than procedural matters) which will be brought before the meeting which are not referred to in the enclosed notice of the meeting.

                              INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young acted as the Company's independent auditors for fiscal year 1994 and the Board of Directors intends to continue that firm's services for fiscal year 1995. The selection of the independent auditors is not being submitted to shareholders for approval because there is no legal requirement to do so. A representative of Ernst & Young is expected to be present at the shareholders' meeting and to have the opportunity to make a statement, if he desires to do so, and to be available to respond to appropriate questions.

                            SHAREHOLDERS' PROPOSALS

     Proposals of security holders must be received by the Company at its principal executive offices not later than January 19, 1995 to be considered for inclusion in the Company's proxy statement and form of proxy relating to the annual meeting of shareholders to be held in July 1995.

                           ELECTION OF DIRECTORS

A Board of seven Directors is to be elected at the meeting to serve until the next annual meeting of shareholders or until their respective successors shall have been duly elected and qualified. All of the nominees listed below were previously elected directors by the Class B shareholders. If any of the nominees is unable or unwilling to serve, the persons named in the enclosed proxy will vote in accordance with their best judgment. The Company expects all nominees to be willing and able to serve.

                         Present Principal
                         Occupation or                 Director
Name                     Employment          Age       Since

Francis J. Dunleavy(a)   Private investor     79       April 1982

Frederick R. Einsidler(b)Private investor     68       July 1988

Conrad J. Fowler(c)      Private investor     72       Dec. 1950


Leeam Lowin(d)           Private investor     48       July 1992


Lloyd W. Moffit(e)       Consultant-informa-  69       Nov. 1977
                         tion systems

Claire E. Riebman(f)     Private investor     71       Jan. 1990


Dr. Leon Riebman(g)      Chairman of the      74       Dec. 1950
                         Board and President
                         of the Company (Chief
                         Executive Officer)


(a) Prior to his retirement in 1980, Mr. Dunleavy was Vice Chairman of the Board of International Telephone and Telegraph Corporation, a telecommunications company. Mr. Dunleavy is a director of the following companies whose securities are publicly traded: Quaker Chemical Corp.; Crown Cork and Seal Co. Inc.; Bird, Inc.; Scan Graphics; and Selas Corporation of America.

(b) Prior to his retirement in 1987, Mr. Einsidler was Chairman and Chief Executive Officer of Butler International, Inc., whose principal business was aviation services, engineering services and telecommunications services.

(c) Mr. Fowler retired from the Company in 1986. He was formerly Executive Vice President of the Company and was Chairman of the Board of Directors from 1959 to 1987.

(d) Mr. Lowin has been a private investor and investment manager, as well as a financial and business consultant, for more than 25 years. He has been instrumental in founding, financing and managing companies in the medical electronics and data communications fields.

(e) Prior to his retirement in 1975, Lloyd W. Moffit was an Admiral in the U.S. Navy and Deputy Director for Reconna-issance and Electronic Warfare for the Chairman of the Joint
     Chiefs of Staff.

(f) Mrs. Riebman is married to Dr. Riebman. She is a private investor.

(g)  Dr. Riebman is also a director of Ampal Corp. and Bank &
     Trust Co. of Old York Road.

     Except as noted above, each of the directors has had the same principal occupation or employment for at least the past five years.

     As of the date of this Proxy Statement, the standing committees of the Board of Directors include an Audit and Finance Committee, an Executive Compensation Committee, and an Executive Committee. The Board does not have a nominating committee. During the fiscal year ended February 25, 1994, the Board of Directors held five meetings, the Audit and Finance Committee held three meetings and the Executive Compensation Committee held two meetings. Each Board member attended at least 75% of the meetings of the Board and the committees of which he or she is a member.

     During the fiscal year ended February 25, 1994, the Audit and Finance Committee was comprised of Messrs. Dunleavy
(Chairman), Fowler and Lowin. The Committee is responsible for review of financial reporting of the Company including activities of both independent and internal auditors.

     The Executive Compensation Committee is comprised of Messrs.
Moffit (Chairman) and Einsidler and is responsible for recommending the compensation of all Executive Officers.

     The Executive Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board in the management of the business and affairs of the Company, except those powers that cannot by law be delegated.
The members of the Executive Committee are Dr. Riebman and Messrs. Dunleavy and Fowler.

     As adjusted effective September 1992, Directors who are not employees of the Company receive a retainer of $7,800 per year, a fee of $950 for each directors' meeting attended, and a fee of $650 ($750 for the committee chairman) for each committee meeting attended, and are reimbursed for travel and other expenses of attending meetings. For committee meetings that occur other than on a day adjacent to the regular Board meeting, fees are $850 for the Committee Chairman and $750 for the other members.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      All voting rights are vested in the Company's Class B common stock, except that the Class A common stock votes as a class on any matter directly affecting the rights and privileges of such class or as otherwise required by law. Dr. Leon Riebman, Claire E. Riebman and Conrad J. Fowler each beneficially own more than 5% of the Class B common stock. Dr. and Mrs. Riebman own shares of Class B common stock jointly as beneficial owners, and each owns Class B common stock individually. Dr. Riebman is an executive officer and all are directors of the Company and their mailing address is 305 Richardson Road, Lansdale, Pennsylvania 19446-1429. The following table shows all equity securities of the Company beneficially owned (a), directly or indirectly, as of April 21, 1994, by each director, nominee and by all directors, nominees, and executive officers as a group:

                         Class A     Percent     Class B   Percent
                         Common      of          Common    of
Name                     Stock(b)    Class(b)    Stock     Class

Francis J. Dunleavy...     1,900         *          0       0
Frederick R. Einsidler       627         *          0       0
Conrad J. Fowler......       143(c)      *       93,874(c) 22%
Leeam Lowin ..........   802,800(d)      24%        0       0
Lloyd W. Moffit.......       400         *          0       0
Claire E. Riebman.....    15,646(e)      *      241,262(e) 55%
Dr. Leon Riebman......    15,646(e)      *      241,262(e) 55%
George King...........    13,941(f)      *          297(f)  *

All Directors and
Executive Officers as
a group                  835,457(g)      25%    335,433(g) 77%
________________

*less than 1%

(a) The securities "beneficially owned" are determined in accordance with the definitions of "beneficial ownership" as set forth in the releases of the Securities and Exchange Commission applicable as of the date hereof, and, accordingly, may include securities owned by or for, among others, spouses and/or minor children of the individual and other relatives who have the same home as such individual as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after April 21, 1994. Beneficial ownership may be disclaimed as to certain of the securities.

(b) Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. The figures in these columns do not reflect the additional shares of Class A common stock acquirable upon conversion of Class B common stock.

(c) The sole voting and investment power of the Class A shares belongs to Mr. Fowler's wife, who also has sole voting and investment power with respect to 32,789 Class B shares. Mr.
     Fowler has sole voting and investment power as to the remaining Class B shares.

(d) Mr. Lowin has sole voting and investment power with respect to 583,000 shares and shared investment power with respect to 202,800 shares. The sole voting power with respect to these 202,800 shares rests with other persons. The sole voting and investment power of an additional 17,000 shares belongs to Mr. Lowin's wife.

(e) Dr. and Mrs. Riebman share voting and investment power with respect to 8,146 Class A shares. The remaining Class A shares are in the form of options exercisable within 60 days after April 21, 1994, and are held solely by Dr. Riebman. Dr. Riebman has sole voting and investment power with respect to 92,386 Class B shares. Mrs. Riebman has sole power with respect to 8,154 Class B shares; power with respect to the remaining Class B shares is shared by Dr. and Mrs. Riebman.

(f) Mr. King and his wife share voting and investment power with respect to 3,441 Class A shares and 297 Class B shares. The remaining shares are in the form of options exercisable within 60 days after April 21, 1994 and are held solely by Mr. King.

(g) For purposes of computing the aggregate number of shares owned by directors and officers as a group, shares for which more than one beneficial owner is listed are counted only once.

       As of April 21, 1994, Raymond S. Markowitz, a Vice Presi-dent of the Company owned less than 1% of the Company's Class A common stock and 24,963 shares of Class B common stock (6% of the class). His mailing address is 305 Richardson Road, Lansdale, PA 19446-1429. He is not an executive officer of the Company.

                          EXECUTIVE COMPENSATION



BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Company's Executive Compensation Committee is composed of two outside directors. The primary function of the Committee is to develop recommendations for the compensation of the Company's Executive Officers, which are then presented to the full Board of Directors for its review and approval. This report describes bases for compensation decisions which are applicable to all Executive Officers.

       It is the Company's philosophy that executives should be compensated commensurate with their level of responsibility, as well as with their success in achieving both the short-term and long-term goals of the Company. As a reflection of this philosophy, salary comprises only one element of the Company's executive compensation package. The inclusion of bonus payments and stock option awards serves to more closely link the level of total compensation to individual and company performance.

       Salary levels are based on ranges established with the aid of Hay Associates, an outside consulting firm, using individual job elements as the foundation for determining the appropriate scales. Defining the executive's role by such elements as the knowledge necessary to perform and the level of accountability attached to the position makes it possible to compare each position with those of other companies within the Hay System.
The use of this resource affords the Company the opportunity to compare the salaries of its Executive Officers with others in similar positions as defined by these common elements. A marketplace review of similar positions at companies of comparable size is also conducted to ensure that the overall level of compensation is adequate to attract and retain the talented and highly motivated individuals essential to the Company's success.

       Bonus payments and stock option awards are used as a supplement to base salary to provide increased motivation to Executive Officers to meet performance objectives for themselves and for the Company as a whole, as well as to increase shareholder value. Bonus payments tend to reflect results of the most recent fiscal year in categories such as sales, profits and bookings, and thus emphasize achievement of short-term goals. Stock option awards, on the other hand, cannot be exercised by the Executive Officer until two years after award, after which the option remains exercisable for at least three years. Consequently, the stock option rewards long-term success and has the additional benefit of being directly connected to shareholder value. No specific formulas are used in determining the amount of bonus payments or option awards. Together these two types of compensation form an incentive structure which supports the Company's goals by emphasizing the connection between financial rewards and the successful achievement of those goals.

       After an assessment of market trends and the Hay Associates data, the Compensation Committee recommended, and the Board of Directos concurred, that no salary increase be awarded to Dr. Riebman for the period beginning July 1, 1993. The Committee and the Board of Directors also agreed that, reflecting the Company's performance for fiscal year 1993, Dr. Riebman not receive a bonus payment in fiscal year 1994.

       In the past, Compensation Committee recommendations based on the performance of the most recently completed fiscal year have been presented to the Board of Directors each July. Beginning with fiscal year 1994, recommendations will be presented to and acted upon by the Board of Directors in April, to be effective in June. Based on the criteria discussed in this report, in April 1994 the Compensation Committee recommended, and the Board of Directors approved that Dr. Riebman receive a salary increase of 3.8% along with a bonus payment equal to 15% of his fiscal year 1994 salary. In addition, Dr. Riebman was granted a stock option of 2500 shares.



Lloyd W. Moffit, Chairman
Frederick R. Einsidler

Executive Compensation Committee





COMPENSATION

       The following table presents information detailing the compensation paid to the Company's Executive Officers for the last three (3) fiscal years.
                                     SUMMARY COMPENSATION TABLE

                                                       Long-Term
                                                       Compensation
                      Annual Compensation              Awards

Name                                                   Securities     All Other
and                                                    Underlying     Compen-
Principal       Fiscal                                 Options/       sation(2)
Position        Year(1)    Salary($)      Bonus($)     SARs(#)        ($)




LEON RIEBMAN    1994       349,002             0            0          6,112
Chief Executive 1993       344,618        86,000        2,500          5,805
Officer         1992       330,942        42,000        2,500         13,944


GEORGE KING     1994       178,258             0        1,500          4,629
Executive Vice  1993       178,092        41,746        1,500          4,279
President-Chief 1992       165,552        16,427        1,500         10,880
Financial Officer








(1)     The Company's fiscal year ends on the last Friday in February.
(2) Fiscal year 1994 amount includes Company contribution to 401(k) Savings Plan for Dr. Riebman and Mr. King and patent bonus of $500 paid to Dr. Riebman.

/TABLE

OPTION GRANTS

     The table below illustrates the number and value of stock option grants awarded to the Company's Executive Officers in fiscal year 1994. Options are not exercisable until two years after the date of award and expire at the end of five years from the award date.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                                      Potential Realizable
                                                                      Value at Assumed Annual
                                                                      Rates of Stock Price
                                                                      Appreciation for Option
                         Individual Grants                            Term


                Number of
                Securities
                Underlying
                Options/       % of Total Op-           Exercise
                SARS           tions/SARS Granted       or Base
                Granted        to Employees in          Price       Expiration
Name            (#)            Fiscal Year              ($/Share)   Date         5%        10%



George King     1,500          2.8%                     $8.00       2/05/99      $3,315    $7,320



OPTION EXERCISES



     There were no shares acquired by the Executive Officers through the exercise of options during fiscal year 1994. The following table shows the number of securities underlying outstanding options and their realizable value at the end of the fiscal year based on a market price on February 25, 1994 of $8.50 per share.



        Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal
                            Year-End Option/SAR Table

                                        Number of Securities     Value of Unexercised In-
                                        Underlying Unexercised   The-Money Options/SARs at
                                        Options/SARs at Fiscal   Fiscal Year-End ($)
                                        Year-End (#)
                 Shares
                 Acquired     Value
                 On Exercise  Realized  Exercisable /            Exercisable /
Name                (#)       ($)       Unexercisable            Unexercisable
__________________________________________________________________________________________

Leon Riebman         0           0      7,500/2,500              $21,475/$5,625



George King          0           0      10,500/12,000            $13,680/$4,125



PERFORMANCE GRAPH



     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A common stock against the cumulative total return of the S&P 500 Stock Index and a peer group index prepared by the University of Chicago's Center for Research in Security Prices for the period of five fiscal years commencing February 24, 1989 and ending February 25, 1994. In 1993 the Company used the Bridge Information Systems, Inc. Electronic Defense Group Index for the industry comparison. Bridge is no longer engaged in this service; however, the companies included in the peer group index below are the same as those included in the 1993 performance graph.


                Comparison of Five-Year Cumulative Total Return*

          AEL INDUSTRIES, INC., S & P 500 INDEX & PEER GROUP INDEX1

     The points represented on the Performance Graph are as follows:



               02/24/89  02/23/90  02/22/91  02/28/92  02/28/93  02/25/94

AEL Industries,
  Inc.          100.0      68.8      59.4     100.0      81.2     106.2

S&P 500 Index   100.0     116.6     136.4     159.1     176.0     189.6

Peer Group
  Index         100.0      90.4     107.2     121.5     144.3     181.7












* Assumes $100 invested in the Company and each index on February 24, 1989, and that all dividends are reinvested.

1  Members of the Peer Group are Litton Industries, E-Systems,
   Watkins-Johnson, General Motors (Class H), Raytheon, ESCO Electronics, EG&G, Ketema, Cubic, JMAR Industries, Moog, Whitehall, Loral, Tech Sym, Sparton, Canadian Marconi, Edo, and Diagnostic Retrieval Systems.

CERTAIN TRANSACTIONS


     In 1982 the Company entered into an Employment and Retirement Agreement with Dr. Riebman pursuant to which he will continue to work full time so long as he desires to do so and is able to fully perform the duties of his position. During this period his compensation and fringe benefits will continue to be determined by the Board of Directors. If Dr. Riebman elects to work on a part time basis he will receive a pro rata portion of his most recent full time salary, which will be adjusted each year for changes in the cost of living (subject to certain limitations). While employed part time, Dr. Riebman will continue to receive his present fringe benefits, and the Board of Directors may award him bonus payments in its discretion. Upon termination of his employment Dr. Riebman may provide consulting services to the Company for up to 130 days annually, for which he will be paid a per diem consulting fee equal to his most recent average daily salary. Alternatively, the Company may contract with Dr. Riebman for consulting services on some other basis.

     Dr. Riebman's Employment and Retirement Agreement also provides that upon his retirement Dr. Riebman will receive, for ten years, annual retirement payments which are generally equal to 50% of his average salary and bonus during his last three years of full time employment (adjusted for changes in the cost of living), reduced by the $41,032 annuity value of the vested benefits paid to Dr. Riebman pursuant to the termination of the Company's pension plan. As of February 25, 1994, Dr. Riebman's accrued retirement benefits under the agreement totaled $1,251,723.

     In the event of Dr. Riebman's death, his employment and retirement payments will terminate and in lieu thereof his wife, if living, will receive an annual death benefit for a period of six years after his death (but not beyond the tenth anniversary of Dr. Riebman's retirement, or the date of her death, whichever is sooner) in an amount equal to the salary or retirement payments Dr. Riebman would have received in such years.

     In 1986 the Company entered into a stock repurchase agreement with Dr. Riebman whereby upon the death of Dr. Riebman, his Estate has the right, exercisable by sending written purchase notice(s) to the Company at any time within one year after the date of death, to require the Company to purchase from the Estate the number and class of shares designated in the purchase notice and owned by the Estate on the date of death. Shares of stock owned jointly by Dr. Riebman and his wife would, for purposes of the agreement, be deemed owned by the Estate. The purchase price per share is determined by a formula designed to result in a price per share slightly below the market price for the Class A shares on the date the Company receives the purchase notice. The total amount required to be expended by the Company pursuant to all purchase notices cannot exceed $250,000. The initial term of the agreement was five years and the agreement will continue to be renewed automatically for successive five year periods unless the Company provides six months' prior notice of termination. The Company has no obligation under the agreement to the Estate in the event of Dr. Riebman's death after expiration of the agreement.

     In 1980 the Company entered into an Employment and Retirement Agreement with Conrad J. Fowler. Under the Agreement, Mr. Fowler is receiving retirement payments of approximately $10,000 per year to continue until December 1996. If Mr. Fowler dies prior to January 1, 1997, his retirement payments will terminate and in lieu thereof his wife, if living, will receive a death benefit in the approximate amount of $10,000 per year through December 31, 1996, or the date of her death, whichever is sooner.

     In 1988 the Company entered into several agreements with George King, Executive Vice President. The Change of Control Agreement provides that if, within 24 months after a change of control, Mr. King's employment is terminated by the Company or he resigns following a reduction in his salary, responsibilities or duties, then he or his surviving spouse will become entitled to receive certain payments (the "change of control benefit"). A change of control of the Company is deemed to have occurred when Dr. Leon Riebman and/or his wife own, in the aggregate, less than 50% of the outstanding Class B common stock of the Company (or, if no Class B common stock is outstanding, less than 15% of the outstanding Class A common stock, and another person owns more than 15%) and Dr. Riebman ceases to be Chief Executive Officer of the Company. Mr. King or his surviving spouse will also be entitled to receive such payments if his employment is terminated without cause within twelve months prior to a change of control. The value of the change of control benefit (paid over a 36-month period) will be approximately three times Mr. King's average annual salary, bonus and other taxable income from the Company for his last five years of employment, reduced by amounts paid contemporaneously pursuant to the Supplemental Benefits Agreement described below. The value of the change of control benefit is also reduced by the present value of all other amounts paid under any other agreement, including property transferred, which are contingent upon a change of control. The change of control benefit is expected to be a business expense deductible by the Company under the Internal Revenue Code. The Change of Control Agreement terminates automatically upon the death or total disability of Mr. King, or upon his voluntary resignation (except as noted above) or termination for cause, and may be terminated at any time by the Company or Mr. King on 18 months' notice.

     The Supplemental Benefits Agreement provides that Mr. King will retire from active employment with the Company at age 65, unless the Board of Directors requests that he continue in his position. If Mr. King retires at age 65 (or later if he continues his employment at the request of the Board) he or his surviving spouse will receive for ten years after retirement, as a supplemental retirement benefit, monthly payments equal to 25% of average monthly earnings (salary plus bonus) for his highest paid three years of service with the Company. If he leaves the Company prior to attaining age 65 he will be entitled to receive a reduced benefit (the amount of which depends on his age at the time his employment terminates) payable for ten years commencing when the Executive attains age 62. However, if he becomes completely and permanently disabled while employed by the Company he will receive the full 25% benefit. If Mr. King dies while employed by the Company, or after terminating employment but before payments commence, his surviving spouse will receive, in lieu of the supplemental retirement benefit, a death benefit consisting of monthly payments equal to 25% of his average monthly earnings for his highest paid three years of service. Death benefit payments will commence when Mr. King would have attained age 65 and will continue for ten years or until his surviving spouse's death, whichever occurs sooner.

     Pursuant to the agreements, Mr. King received an option to purchase 15,000 shares of Class A common stock of the Company. The exercise price of each option is equal to the market price on the date of issuance. Mr. King's option expires on December 31, 2002. The option was initially exercisable for 10% of the total number of shares. Additional increments will become exercisable approximately at five-year intervals, so that the option will be fully exercisable when Mr. King attains age 65. The option also becomes fully exercisable if, within 24 months after a change of control, Mr. King's employment is terminated by the Company or he resigns following a reduction in his salary, responsibilities or duties. To the extent unexercised, the stock option terminates upon voluntary resignation (except in the circumstances mentioned in the preceding sentence, in which case the option terminates three months after resignation) and three months after the termination of employment other than by voluntary resignation. Mr. King's personal representative may exercise the option within three months after his death to the extent that he could have exercised it on the date of his death.

     In 1988 the Company also entered into a Supplemental Benefits Agreement with Mark H. Ronald, formerly President and Chief Operating Officer. The terms of this Agreement were similar to those included in Mr. King's Agreement. Mr. Ronald resigned from the Company in June 1993 at age
51. Pursuant to the terms of the Agreement, Mr. Ronald will be eligible to begin receiving a reduced benefit in 2003.

     No special or separate fund is provided for the payment of any of the foregoing benefits but the Company is permitted to fund the same with insurance on the individual's life if it so desires. All payments are subject to the individual's compliance with certain confidentiality, non-competition and other provisions. Mr. King has waived any age discrimination claim related to his agreement to retire at age 65, to the extent permissible under current law.


EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 25, 1994 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO AEL INDUSTRIES, INC, 305 RICHARDSON ROAD, LANSDALE, PENNSYLVANIA 19446-1429. ATTN: AEL SHAREHOLDER RELATIONS.

          By order of the Board of Directors.

          John R. Cox
          SECRETARY


                              AEL INDUSTRIES, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JULY 14, 1994
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints CONRAD J. FOWLER and CLAIRE E. RIEBMAN, and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of AEL Industries, Inc. (the "Company") to be held on July 14, 1994, and at any postponement and adjournment thereof, and to vote all of the shares of Class A common stock and Class B common stock of the Company which the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

1. ELECTION OF DIRECTORS: Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler, Leeam Lowin, Lloyd W. Moffit, Claire E. Riebman, Dr. Leon Riebman


/ /  FOR all nominees listed above

/ /  WITHHOLD AUTHORITY to vote for
     all nominees listed above

INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
               PLACE AN "X" IN THIS BOX  / / AND DRAW A LINE THROUGH EACH
               APPLICABLE NOMINEE'S NAME LISTED ABOVE.


2. In their discretion, to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

     THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE SIDE. CLASS A SHARES DO NOT VOTE IN THE ELECTION OF DIRECTORS. SOLICITATION OF CLASS A VOTES IS SOLELY FOR THE PURPOSE OF ALLOWING CLASS A SHAREHOLDERS TO EXPRESS A PREFERENCE AND WILL NOT BE LEGALLY BINDING UPON THE COMPANY.

          A majority of said attorneys and proxies present at said meeting (or if only one shall be present, then that one) may exercise all of the power hereunder. Discretionary authority is hereby conferred as to certain matters, described in the accompanying Proxy Statement, which may come before the meeting. The undersigned hereby acknowledges receipt of the Company's Proxy Statement dated May 18, 1994 and its 1994 Annual Report to Shareholders.



Dated ......................1994


................................
Signature


................................
Signature If Held Jointly


It would be helpful if you signed exactly as your name or names appear hereon.